UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Soliciting Material Pursuant to §240.14a-12

SOLECTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     The following communication was delivered to Flextronics and Solectron employees on June 4, 2007.
June 4, 2007
To all Employees:
We are incredibly excited to announce that Flextronics and Solectron have agreed to join forces to create the most diversified global EMS company in the industry. The combined company, which will operate under the name of Flextronics, will have operations in 35 countries, with approximately 200,000 employees worldwide and annual revenues in excess of US$30 billion. Mike McNamara will continue to lead Flextronics as Chief Executive Officer.
This is an exciting time for all of us! The ability of this combined company to compete in an ever increasing competitive global environment will be significantly enhanced through increased capabilities in design and vertically integrated end-to-end supply chain services across multiple industry segments. Flextronics’s strengths in vertical integration, ODM capabilities and its existing competence in infrastructure products combined with its market presence in mobile devices and consumer products will complement Solectron’s strengths in high-end computing, communications, networking, infrastructure and aftermarket services and repair.
This powerful combination is expected to create significant customer benefits. By combining resources and skill sets, the combined company will be able to provide more value to customers by leveraging greater global economies of scale in design, engineering, ODM, procurement, manufacturing, logistics and repair services. The enhanced capabilities of the Company will provide meaningful improvements for our customers while simultaneously creating additional growth opportunities in new emerging market segments.
This is an exciting time to be in the EMS industry, and to be part of this organization. We believe this consolidation will prove to be an incredibly positive event and will create industry wide benefits as we improve capacity utilization and reduce our overall costs, thereby increasing profitability, cash flow and shareholder returns.
While we expect to realize substantial synergies from the rationalization of costs in manufacturing overhead, SG&A, supply chain and vertical integration, it could take up to 18-24 months to fully integrate our companies. Up until now we have been focused primarily on the details of the legal agreement and on making this opportunity a reality.
Between now and closing, which is expected to occur toward the end of calendar 2007, we will be working diligently to solidify our strategy, meet as many of you as possible, develop detailed rationalization plans and ensure that we provide additional clarity on the combined organization.
We are extremely excited about the opportunity that is before us and we are fully committed to realizing the full potential of this consolidation. We will keep everyone abreast of further developments as they occur. In the interim, it is important to keep focused on current business activities to ensure we continue to exceed our customers’ expectations.
At this time we are asking everyone at Flextronics and Solectron to avoid contacting each other without the direction and approval from the integration team. Together, our two companies will be able to achieve even greater success! We appreciate your continued cooperation and support.

Best regards,

Mike McNamara	Paul Tufano
Chief Executive Officer	Executive Vice President & Interim CEO
Flextronics	Solectron
Safe Harbor Statement
     This communication contains forward-looking statements within the meaning of federal securities laws relating to both Flextronics and Solectron. These forward-looking statements may include statements related to the expected timing for closing of the acquisition of Solectron by Flextronics, the expected synergies and benefits to the combined company and its customers from the acquisition, the impact of the acquisition on Flextronics’s earnings per share, the ability of Flextronics to successfully integrate the businesses of the combined company, projected revenue and earnings and related growth and other statements regarding the anticipated future performance of the combined company and the industry in which it operates. These forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include the possibility that the acquisition may not be completed as planned or at all, difficulties or delays in obtaining regulatory or shareholder approvals for the proposed transaction, the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected, that growth in the EMS business may not occur as expected or at all, the dependence of the combined company on industries that continually produce technologically advanced products with short life cycles, the ability of the combined company to respond to changes and fluctuations in demand for customers’ products and the short-term nature of customers’ commitments, and the other risks affecting Flextronics, Solectron and the combined company as described in the section entitled “Risk Factors” in the joint proxy statement/prospectus to be provided to Flextronics’s and Solectron’s shareholders as well as those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in their quarterly and annual reports and other filings made by Flextronics and by Solectron with the U.S. Securities and Exchange Commission. The forward-looking statements in this communication are based on current expectations and neither Flextronics nor Solectron assumes any obligation to update these forward-looking statements, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.
Additional Information and Where to Find it:
     In connection with the Merger, Flextronics intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about Flextronics, Solectron and the proposed merger. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by Flextronics or Solectron by directing a written request, as appropriate, to Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations, or to Flextronics’s U.S. offices at 2090 Fortune Drive, San Jose, CA 95131, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation:
     Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Flextronics is also included in Flextronics’s proxy statement (Form DEF 14A) for the 2006 annual general meeting of Flextronics shareholders, which was filed with the SEC on July 31, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Flextronics Investor Relations at Flextronicsinvestorrelations@flextronics.com. Additional information regarding the directors and executive officers of Solectron is also included in Solectron’s proxy statement (Form DEF 14A) for the 2007 annual stockholders meeting of Solectron, which was filed with the SEC on December 4, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations.